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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    --------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 21, 2005

                     ChrisKen Partners Cash Income Fund L.P.
                     ---------------------------------------
               (Exact Name of Registrant as Specified in Charter)

          Delaware                      0-17602                  36-3521124
(State or Other Jurisdiction          (Commission              (IRS Employer
      of Incorporation)               File Number)          Identification No.)

                             345 North Canal Street
                             Chicago, Illinois 60606
                             -----------------------
                    (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (312) 454-1626

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

/ / Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/ / Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/ / Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/ / Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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ITEM 8.01. OTHER EVENTS.

         On January 21, 2005, ChrisKen Partners Cash Income Fund, L.P. completed the sale of Gold Coast Storage, the last of the Partnership's two properties. Gold Coast Storage was sold to Warburg-StorageMart Partners, L.P., a Delaware Limited Partnership (the "Purchaser"), pursuant to the Real Estate Purchase Agreement, dated as of September 14, 2004, as amended on October 29, November 1, November 2, and December 3, 2004, by and between the Purchaser and the Partnership. The Purchaser paid $6,914,153, before deduction of $$275,122 for a real estate commission paid to an unaffiliated third party and expenses of sale equal to approximately $99,180, net sale proceeds being approximately $6,539,851. As this was the last of the Partnership's properties, the Partnership is expected to be terminated, dissolved and liquidated prior to December 31, 2005. The sale of Gold Coast Storage and termination, liquidation and dissolution of the Partnership were approved by a majority of the Partnership's limited partners on December 20, 2004.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 7, 2005                        CHRISKEN PARTNERS CASH INCOME FUND, L.P.

                                        By ChrisKen Properties, Inc.
                                        By: /s/ John F. Kennedy
                                            -------------------
                                            John F. Kennedy
                                            President